FORM 8K

MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

SUNNYVALE, Calif., April 27, 2010 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition content, today reported financial results for its first quarter ended March 31, 2010.

Revenue for the first quarter of 2010 was $34.3 million, compared to $35.6 million for the fourth quarter of 2009 and $40.5 million for the first quarter of 2009.

GAAP net loss for the first quarter of 2010 was $7.2 million, or $0.10 per diluted share, compared to a net loss of $66.9 million, or $0.89 per diluted share, for the fourth quarter of 2009 and net loss of $33.3 million, or $0.45 per diluted share, for the first quarter of 2009.  GAAP net loss for the fourth quarter of 2009 includes a $28.3 million intangible asset impairment charge, a $14.7 million restructuring charge, and a tax provision of $16.9 million.  GAAP net loss for the first quarter of 2009 includes a goodwill impairment charge of $19.2 million.

Non-GAAP net loss for the first quarter of 2010 was $3.6 million, or $0.05 per diluted share, compared to a non-GAAP net loss of $5.0 million, or $0.07 per diluted share, for the fourth quarter of 2009 and non-GAAP net loss of $3.6 million, or $0.05 per diluted share, for the first quarter of 2009.  Non-GAAP net loss for these periods exclude stock-based compensation expense, amortization of intangible assets, impairment of goodwill and intangible assets, restructuring charges and net tax adjustments. A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"Increases in our consumer electronics business drove revenue higher than we anticipated,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “We have experienced an increase in customer activity and its favorable impact to our IP license revenue.  We also saw continued demand for our InstaPort™-enabled HDMI® port processors.  We are excited about emerging opportunities in the mobile market in conjunction with the recent announcement of the MHL™ Consortium.”

                                                                                                                                                                 1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

The following are Silicon Image’s financial performance estimates for the second quarter of 2010:

Revenue: $37 million - $39 million
Gross margin: 54% - 55%
GAAP operating expenses: $25 million - $26 million
Non-GAAP operating expenses: approximately $23 million
Interest income: approximately $0.6 million
Diluted shares outstanding: approximately 76.5 million
Non-GAAP tax rate:  approximately 2% of revenue
Cash and investment balance of approximately $153 million at the end of the quarter

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its first quarter 2010 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-545-1403 or 719-325-4753 and enter pass code 8457942.  The webcast will be accessible on Silicon Image's investor relations Web site at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through May 2, 2010.  To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 8457942.

                                                                                                                                                                     1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

About Silicon Image, Inc.
Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Japan, Korea and Taiwan.  For more information, please visit http://www.SiliconImage.com.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI, the HDMI logo, and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and/or other countries. MHL and the MHL logo are trademarks or registered trademarks of MHL, LLC in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income and use of cash, new product introductions, demand for the Company’s products and opportunities in the mobile market. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, the Company's ability to improve its operating infrastructure and deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                                                                                                                                                1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenue:
Product	$26,293	$27,921	$34,595
Licensing	8,016	7,664	5,917
Total revenue	34,309	35,585	40,512
Cost of revenue and operating expenses:
Cost of product revenue (1)	14,822	16,290	18,219
Cost of license revenue	23	586	196
Research and development (2)	13,137	15,069	17,734
Selling, general and administrative (3)	12,030	11,385	13,715
Restructuring expense	585	14,702	759
Amortization of intangible assets	37	59	1,473
Impairment of goodwill	-	-	19,210
Impairment of intangible assets	-	28,296	-
Total cost of revenue and operating expenses	40,634	86,387	71,306
Loss from operations	(6,325)	(50,802)	(30,794)
Interest income and other, net	604	772	939
Loss before provision for income taxes	(5,721)	(50,030)	(29,855)
Provision for income taxes	1,521	16,910	3,474
Net loss	$(7,242)	$(66,940)	$(33,329)

Net loss per share – basic and diluted	$(0.10)	$(0.89)	$(0.45)
Weighted average shares – basic and diluted	76,013	75,355	74,421

(1) Includes stock compensation expense	$184	$180	$199
(2) Includes stock compensation expense	645	887	1,374
(3) Includes stock compensation expense	1,331	1,608	1,992

                                                                                                                                                                     1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET LOSS TO NON-GAAP NET LOSS RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
GAAP net loss	$(7,242)	$(66,940)	$(33,329)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,160	2,675	3,565
Restructuring expense (3)	585	14,702	759
Amortization of intangible assets (2)	37	59	1,473
Impairment of intangible assets (3)	-	28,296	-
Impairment of goodwill (3)	-	-	19,210
Non-GAAP net loss before tax adjustments	(4,460)	(21,208)	(8,322)
Tax adjustments (4)	835	16,200	4,686
Non-GAAP net loss	$(3,625)	$(5,008)	$(3,636)

Non-GAAP net loss per share — basic and diluted	$(0.05)	$(0.07)	$(0.05)
Weighted average shares — basic and diluted	76,013	75,355	74,421

Cost of Revenue	$184	$180	$199
Research and Development	645	887	1,374
Selling, General and Administrative	1,331	1,608	1,992
Total	$2,160	$2,675	$3,565

                                                                                                                                                                      1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

Discussion of Non-GAAP Financial Measures

(1)   Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

(2)           Amortization of Intangible Assets: We exclude the amortization of purchased intangible assets associated with our acquisitions. Such amortization results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)           Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)           Tax adjustments: Non-GAAP tax rate is primarily based on net expected cash outflow for taxes which for 2010 we expect to be approximately 2% of revenue.

                                                                                                                                                             1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$31,036	$29,756
Short-term investments	132,241	120,866
Accounts receivable, net	17,572	21,664
Inventories, net	6,519	7,746
Prepaid expenses and other current assets	6,225	27,512
Deferred income taxes	284	284
Total current assets	193,877	207,828
Property and equipment, net	13,207	14,449
Deferred income taxes, non-current	2,336	2,336
Intangible and other assets, net	815	825
Total assets	$210,235	$225,438
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$11,078	$10,141
Accrued and other current liabilities	16,008	28,150
Deferred license revenue	3,227	3,111
Deferred margin on sales to distributors	3,706	2,944
Total current liabilities	34,019	44,346
Other long-term liabilities	9,260	9,573
Total liabilities	43,279	53,919
Stockholders’ Equity:
Total stockholders’ equity	166,956	171,519
Total liabilities and stockholders’ equity	$210,235	$225,438

                                                                                                                                                            1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)
Unaudited
	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(7,242)	$(33,329)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	2,160	3,565
Depreciation	2,098	2,281
Amortization of investment premium	610	829
Loss on asset writedowns due to restructuring	132	-
Provision for doubtful accounts	59	27
Amortization of intangible assets	37	1,473
Realized loss (gain) on sale of short-term investments	(61)	15
Impairment of goodwill	-	19,210
Deferred income taxes	-	9,022
Loss on disposal of property and equipment	-	199
Tax deficiency from employee stock-based compensation plans	-	(580)
Excess tax benefits from employee stock-based transactions	-	(8)
Gain on derivative transactions	-	(22)
Changes in assets and liabilities:
Accounts receivable	4,034	(11,648)
Inventories	1,227	526
Prepaid expenses and other assets	21,260	(6,081)
Accounts payable	1,439	2,720
Accrued and other liabilities	(12,588)	(1,141)
Deferred license revenue	116	1,182
Deferred margin on sales to distributors	762	(3,754)
Cash provided by (used in) operating activities	14,043	(15,514)
Cash flows from investing activities:
Proceeds from sales of short-term investments	17,123	34,460
Purchases of short-term investments	(29,168)	(93,453)
Purchases of property and equipment	(1,401)	(491)
Proceeds from sale of property and equipment	-	97
Cash used in investing activities	(13,446)	(59,387)
Cash flows from financing activities:
Proceeds from issuances of common stock, net	1,299	1,627
Repurchase of restricted stock units for income tax withholding	(1,021)	(224)
Payments for vendor financed software and intangibles purchased	-	(625)
Excess tax benefits from employee stock-based transactions	-	8
Cash provided by financing activities	278	786
Effect of exchange rate changes on cash and cash equivalents	405	(200)
Net increase (decrease) in cash and cash equivalents	1,280	(74,315)
Cash and cash equivalents — beginning of period	29,756	95,414
Cash and cash equivalents — end of period	$31,036	$21,099

Supplemental cash flow information:
Restricted stock units vested	$2,569	$625
Refund (cash payment) for income taxes	$21,500	$(655)
Unrealized net gain (loss) on short-term investments	$(121)	$169
Property and equipment purchased but not paid for	$367	$323

                                                                                                                                                              1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com